Exhibit 4.1

                NOT VALID UNLESS COUNTERSIGNED BY TRANSFER AGENT
               INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA

                                                           CUSIP NO. 32008N 10 4

NUMBER                                                                    SHARES
                              First Ecom.com, Inc.

                   AUTHORIZED COMMON STOCK: 200,000,000 SHARES
                                 PAR VALUE $.001

THIS CERTIFIES THAT ____________________________________________________________

IS THE RECORD HOLDER OF ________________________________________________________
__________________________Shares of FIRST ECOM.COM, INC. Common Stock transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

     Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers Dated: _______________

                                                             SEAL
--------------------------
        President
                                                   Countersigned Registered
_________________________                       NEVADA AGENCY AND TRUST COMPANY
        Secretary                              50 WEST LIBERTY STREET, SUITE 880
                                                      RENO, NEVADA 89501
NOT VALID UNLESS COUNTERSIGNED BY TRANSFER AGENT
                                                 By: ___________________________
                                                     Authorized Signature